EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT

by and among

HOMESTREET, INC.
MECHANICS BANK
and
THE OTHER PARTIES HERETO

Dated as of March 28, 2025

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS; INTERPRETATION
    Certain Definitions    2
    Additional Definitions    6
    General Rules of Interpretation    6
ARTICLE II
REPRESENTATIONS AND WARRANTIES
    Representations and Warranties of the Rabobank Parties    7
    Representations and Warranties of the Company, the Bank and the Ford Shareholders    8
ARTICLE III
TRANSFER
    Transfers    9
ARTICLE IV
REGISTRATION RIGHTS
    Demand Registration Rights    9
    Piggyback Registration    12
    Shelf Registration; Shelf Takedowns    13
    Limitations, Conditions and Qualifications to Obligations of the Company 15
    Suspension    19
    Market Stand-Off Agreement    20
    Indemnification and Contribution    20
    Registration Expenses    23
    Transfer or Assignment of Registration Rights    24
ARTICLE V
ADDITIONAL REGULATORY MATTERS
    Additional Regulatory Matters    24
i

    Company Control Effect Remedies    25
ARTICLE VI
INFORMATION
    Board Observer    26
    Financial Information; Access    27
    Reports Under the Exchange Act    28
    Confidentiality    29
ARTICLE VII
MISCELLANEOUS
    Termination    30
    No Adverse Actions    30
    Representative    31
    Further Assurances    31
    Remedies    32
    Notices    32
    Assignment    33
    Amendment; Waiver    34
    Governing Law    34
    WAIVER OF JURY TRIAL    34
    Venue for Resolution of Disputes    34
    Entire Understanding; Third Party Beneficiaries    35
    Severability    35
    Termination of Shareholders Agreement    35
    Counterparts and Facsimile Signature; Effectiveness    35

Exhibit A – Form of Rabobank Party Joinder Agreement
Exhibit B – Form of Ford Shareholder Joinder Agreement
Exhibit C – Form of Articles Amendment
ii

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated as of March 28, 2025, is by and among HomeStreet, Inc., a Washington corporation (the “Company”), Mechanics Bank, a California banking corporation (the “Bank”), EB Acquisition Company LLC, a Delaware limited liability company, EB Acquisition Company II LLC, a Delaware limited liability company, Rabobank International Holding B.V., a Besloten Vennootschap Met Beperkte Aansprakelijkheid (“Rabobank”) and solely with respect to Section 7.4 through Section 7.14, Ford Financial Fund II, L.P., a Delaware limited partnership, Ford Financial Fund III, L.P., a Delaware limited partnership (Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P., collectively, the “Ford Funds”), and each person who becomes a party to this Agreement in accordance with the terms hereof by executing and delivering a joinder to this Agreement in accordance with the terms hereof.
RECITALS
WHEREAS, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, dated as of March 15, 2019 (the “Purchase Agreement”), between Rabobank and the Bank, Rabobank, the Bank, the Ford Shareholders and the Ford Funds entered into the Shareholders Agreement, dated as of August 31, 2019 (the “Shareholders Agreement”);
WHEREAS, concurrently with the execution of this Agreement, the Company, the Bank and HomeStreet Bank, a wholly owned subsidiary of the Company, have entered into the Agreement and Plan of Merger (the “Merger Agreement”{xe "Merger Agreement" \t "Recitals"}), dated the date hereof, providing, among other things, for the merger of the Bank and HomeStreet Bank;
WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Board of Directors of the Company has (i) approved the amendment of the Company’s articles of incorporation in the form attached as Exhibit B to the Merger Agreement and as Exhibit C to this Agreement (the “Articles Amendment”), which, among other things, authorizes the Company to issue Class A Common Stock and Class B Common Stock, (ii) resolved to submit such amendment to the shareholders of the Company for approval and (iii) approved the issuance of shares of Common Stock as Merger Consideration (as defined in the Merger Agreement) on the terms and subject to the conditions set forth in the Merger Agreement; and
WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Bank, the Ford Funds, the Ford Shareholders and Rabobank desire to terminate the Shareholders Agreement, and the parties hereto desire to enter into this Agreement in order to establish certain rights and obligations of the Company, the Bank, Rabobank, the Ford Funds and the Ford Shareholders and certain of their transferees, effective as of, and subject to the occurrence of, the Effective Time (as defined in the Merger Agreement) (the “Effective Date”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS; INTERPRETATION
Certain Definitions. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings given to them below (such meanings to be equally applicable to the singular and plural forms of the terms defined):
“Affiliate” means, with respect to a person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person; provided, that Hilltop Holdings Inc. and its Subsidiaries will not be deemed to be an “Affiliate” of the Company or any Ford Shareholder or any of their respective Affiliates.
“Agreement” means this Registration Rights Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“beneficial ownership” (including, with correlative meanings, the terms “beneficially own” or “beneficial owner”) has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).
“BHC Act” means the Bank Holding Company Act of 1956 and the rules and regulations thereunder.
“Board of Directors” or “Board” means the Board of Directors of the Company.
“Class A Common Stock” means shares of class A common stock, no par value, of the Company as described in the Articles Amendment.
“Class B Common Stock” means shares of class B common stock, no par value, of the Company as described in the Articles Amendment.
“Common Stock” means, collectively, the Class A Common Stock and Class B Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
“Company Equity Interests” means the Equity Interests of the Company, including the Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Confidential Information” means all information and data that the Company, the Bank or any of their respective Affiliates or Representatives furnishes or otherwise makes available to any Rabobank Party or such Rabobank Party’s Affiliates or Representatives in connection with their being shareholders, on or after the date of the Shareholders Agreement, including any technical, scientific, trade secret or other proprietary information of the Company or the Bank with which any Rabobank Party or its Affiliates or Representatives may come into contact pursuant to this Agreement or otherwise as a shareholder of the Company or Bank, and whether oral, visual, written, or electronic, or other form, together with any reports, analyses, summaries, interpretations, compilations, forecasts, financial statements, memoranda, notes, studies or any other written or electronic materials prepared by or for any Rabobank Party or its Affiliates or Representatives that contain, reflect or are based upon or generated from such information, including all copies, electronic or otherwise, and reproductions thereof; provided, that the term “Confidential Information” will not include information that (A) is or becomes available to a Rabobank Party on a non-confidential basis from a source other than the Company or the Bank or their respective Affiliates or Representatives, if such other source is not bound by a confidentiality obligation covering the relevant information or otherwise prohibited from disclosing the relevant information to any Rabobank Party or (B) is or becomes generally available to the public (other than as a result of a breach by a Rabobank Party or its Affiliates or Representatives of this Agreement).
“control” (including, with correlative meanings, the terms “controlled by” or “under common control with”), with respect to the relationship between or among two or more persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.
“Deemed Conversion Ratio” has the meaning set forth in the Articles Amendment, as may be amended from time to time.
“Equity Interest” means any share of capital stock or other class of equity securities of a person, whether voting or non-voting, and including for the avoidance of doubt shares of Class A Common Stock and Class B Common Stock.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder.
“Ford Permitted Transferee” means any Affiliate of a Ford Party (or of any subsequent Ford Permitted Transferee) that is transferred Company Equity Interests by a Ford Party or an Affiliate of a Ford Party and becomes a party to and fully subject to and bound by this Agreement to the same extent as the transferring party by executing and delivering a joinder to this Agreement in the form attached as Exhibit B.
“Ford Shareholders” means EB Acquisition Company LLC, EB Acquisition Company II LLC and any Ford Permitted Transferee to whom Company Equity Interests are transferred in compliance with the terms of this Agreement.

“Governing Documents” means the charter, certificate of incorporation, constitution, articles or articles of incorporation and by-laws of a corporation or banking organization, the certificate of partnership and partnership agreement of a general or limited partnership, the certificate of formation and limited liability company agreement of a limited liability company, the trust agreement of a trust and the comparable documents of other entities.
“Governmental Authority” means any foreign, federal, state or local court, administrative agency or commission or other governmental, prosecutorial or regulatory authority or instrumentality or any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, securities exchange, futures exchange, commodities exchange or contract market.
“Outstanding” with respect to any Equity Interests (including Common Stock) as of a specified time means those that are issued and outstanding at or during such time.
“person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.
“Pro Rata Share” with respect to a particular person means the fraction that results from dividing (a) the number of shares of Company Equity Interests beneficially owned by such person by (b) the aggregate number of Outstanding shares of Company Equity Interests. For purposes of this definition, shares of Company Equity Interests will be measured on an as-converted to Common Stock basis (notwithstanding any limitation on conversion with respect to such Equity Interests). For the avoidance of doubt, (i) the Pro Rata Share of the Rabobank Parties and the Ford Shareholders, respectively, shall be determined without duplication or double counting, and (ii) each share of the Class B Common Stock shall be deemed to be a number of shares of Common Stock equal to the Deemed Conversion Ratio for purposes of calculating the foregoing.
“Public Offering” means an underwritten public offering and sale of Company Equity Interests for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.
“Rabobank Parties” means Rabobank and any Rabobank Permitted Transferee to whom Company Equity Interests are transferred in compliance with the terms of this Agreement.
“Rabobank Permitted Transferee” means any Affiliate of a Rabobank Party (or of any subsequent Permitted Transferee) that is transferred Company Equity Interests by a Rabobank Party or an Affiliate of a Rabobank Party and becomes a party to and fully subject to and bound by this Agreement to the same extent as the transferring party by executing and delivering a joinder to this Agreement in the form attached as Exhibit A.
“Registrable Equity Interests” means, at any time, any Outstanding shares of Common Stock (including, for the avoidance of doubt, Class A Common Stock issuable upon conversion of Class B Common Stock in accordance with the terms and conditions of the Articles Amendment) held by any Rabobank Party or any Ford Shareholder (including, as applicable, any

Affiliate or limited partner of a Ford Shareholder or Rabobank Party that acquires Registrable Equity Interests, directly or indirectly, as a result of a distribution in kind of Registrable Equity Interests by a Ford Shareholder or Rabobank Party); provided, that any such shares of Common Stock shall cease to be Registrable Equity Interests when (a) a registration statement covering such shares of Common Stock has been declared effective by the SEC and such shares of Common Stock have been disposed of or transferred pursuant to such effective registration statement, (b) such shares of Common Stock have been or may be sold in compliance with Rule 144 under the Securities Act without limitation on volume or manner of sale thereunder or (c) such shares of Common Stock cease to be Outstanding. For the avoidance of doubt, no Rights in respect of shares of Common Stock shall be deemed Registrable Equity Interests until such time as the shares of Common Stock in respect of such Rights become Outstanding shares of Common Stock.
“Representatives” means, with respect to any person, such person’s Affiliates and its and their respective directors, officers, employees, accountants, investment bankers, consultants, advisors, attorneys, agents and representatives.
“Rights” means, with respect to any person, securities or obligations, directly or indirectly, convertible into or exercisable or exchangeable for, or giving any other person any right, directly or indirectly, to subscribe for or acquire, or any options, puts, calls or commitments relating, directly or indirectly, to, or any share appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price, book or other value of, shares, units or other Equity Interests of such first person or any of its Subsidiaries, or that do or may obligate the first person or any of its Subsidiaries to offer, issue, sell, purchase, return or redeem, or cause to be offered, issued, sold, purchased, returned or redeemed, any Equity Interests of such person or any of its Subsidiaries, whether pursuant to any security, obligation, right, instrument, agreement, contract, commitment, option, undertaking or other arrangement or understanding (including, for the avoidance of doubt, upon exercise of any options, warrants or convertible loans or securities).
“SEC” means the United States Securities and Exchange Commission or any successor agency.
“Securities Act” means the Securities Act of 1933 and the rules and regulations thereunder.
“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes and fees and expenses of any underwriters’ counsel applicable to the sale of Registrable Equity Interests, and any related fees and expenses of the Rabobank Parties (including the Rabobank Parties’ own counsel fees) or Ford Shareholders (including the Ford Shareholders’ own counsel fees), as applicable.
“Subsidiary” means, when used with respect to any person, any other person of which (a) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (b) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member with respect to a person.
“transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, encumbrance (other than liens or other security interests that cover broadly all of a person’s assets or that are applied by a Governmental Authority on a similarly broad basis), gift, assignment, or other transfer and entry into a definitive agreement with respect to any of the foregoing and, when used as a verb, to directly or indirectly, voluntarily or involuntarily, sell, dispose, encumber (other than liens or other security interests that cover broadly all of a person’s assets or that are applied by a Governmental Authority on a similarly broad basis), gift, assign or otherwise transfer or enter into a definitive agreement with respect to any of the foregoing. For purposes of this Agreement, the sale to a third party of an interest of a person in an Affiliate of such person which beneficially owns Equity Interests shall be deemed a transfer by such person of such Equity Interests unless such person retains beneficial ownership of such Equity Interests at and following such transaction.
Additional Definitions. Each of the following terms has the meaning specified in the Section of this Agreement set forth opposite such term:
Term    Section
Articles Amendment    Recitals
Bank    Preamble
Company    Preamble
Company Control Effect    Section 5.1(a)
Demand Registration    Section 4.1(a)
Demand Request    Section 4.1(a)
Effective Date    Recitals
Federal Reserve    Section 5.1(a)
Ford Funds    Preamble
Ford Representative    Section 7.3(b)
Included Securities    Section 4.1(a)
Merger Agreement    Recitals
Non-Requesting Shareholder    Section 4.1(d)
Non-Takedown Shareholder    Section 4.3(b)
Observer    Section 6.1(a)
Piggyback Parties    Section 4.2(a)
Piggyback Registration    Section 4.2(a)
Purchase Agreement    Recitals
Rabobank    Preamble
Rabobank Representative    Section 7.3(a)
Registrable Amount    Section 4.1(a)
Registration Expenses    Section 4.8(a)
Requesting Shareholder    Section 4.1(d)
Shareholders Agreement    Recitals

Shelf Registration    Section 4.3(a)
Shelf Takedown    Section 4.3(a)
Suspension Notice    Section 4.5
Takedown Shareholder    Section 4.3(b)
Underwritten Shelf Takedown    Section 4.3(a)
Violation    Section 4.7(a)

General Rules of Interpretation. When a reference is made in this Agreement to “Preamble,” “Recitals,” “Articles,” “Sections” or “Exhibits,” such reference shall be to the Preamble, Recitals, Articles or Sections of, or Exhibits to, this Agreement unless otherwise indicated. Whenever the words “herein,” “hereof” and “hereunder” and other words of similar import are used in this Agreement, they shall be deemed to refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision. The table of contents and headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular, and all pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between the parties, having the assistance of counsel and other advisors, and the parties intend that this Agreement not be construed more strictly with regard to one party than with regard to any other. All references to “$” or “dollars” mean U.S. Dollars. Except as expressly stated in this Agreement, all references to any statute, rule or regulation (including in the definition thereof) are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of a statute, include any rules and regulations promulgated under the statute), and references to any section of any statute, rule or regulation include any successor to the section. Any references in this Agreement to the “Company” shall mean the Company and any successor, and in the event of any reorganization in which the Company becomes a Subsidiary of another person and any Company Equity Interests are converted into Equity Interests of such person or any parent company thereof, from and after such reorganization the “Company” shall refer to such person or parent company as applicable. Any reference in this Agreement to the “Rabobank Parties” shall include, as applicable as the context may require, Rabobank and any Rabobank Parties. References in this Agreement to Company Equity Interests, Registrable Equity Interests or shares of Common Stock beneficially owned or Outstanding “as of the date of this Agreement”, “as of the date hereof” or “as of the Effective Date” shall refer to the number of Company Equity Interests, Registrable Equity Interests or shares of Common Stock (as applicable) after giving effect to the Merger and the other transactions contemplated by the Merger Agreement (each as defined in the Merger Agreement). For purposes of calculating the number of shares beneficially owned by a holder of Registrable Equity Interests or Company Equity Interests hereunder, each share of Class B Common Stock shall be deemed to be a number of shares of Common Stock equal to the Deemed Conversion Ratio for purposes of calculating such holder’s pro rata share or the number or percentage of shares Outstanding. No disclosure shall be required to be made pursuant to this

Agreement that would violate applicable law, involve the disclosure of confidential supervisory information, or any trade secrets or any competitively sensitive information of any party hereto, or of a third person or Governmental Authority to whom any party hereto has confidentiality obligations.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Representations and Warranties of the Rabobank Parties. As of the date of this Agreement, Rabobank represents and warrants to the Company, the Bank and the Ford Shareholders (and other than with respect to Section 2.1(e), each other Rabobank Party or transferee represents and warrants to the Company, the Bank and the Ford Shareholders, as of the date of the joinder agreement pursuant to which such person becomes a party to this Agreement) as follows:
(a) If it is an entity, it is duly organized and validly formed under the laws of the jurisdiction of its organization. It has the full right, power and authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.
(b) The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part and does not require any corporate or other action on the part of any trustee or beneficial or record owner of any Equity Interest in it, other than those actions which have been obtained prior to the date hereof and are in full force and effect.
(c) This Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery by the Company, the Bank, and the Ford Shareholders, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.
(d) The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement do not and will not, in any material respect, conflict with, result in a breach of or violate any provision of, or require the consent or approval of any person (except for any such consents or approvals which have been obtained) under applicable law, any trust instrument, Governing Document, or any contract or agreement to which it is a party.
(e) There are no voting trusts, stockholder agreements, proxies or other agreements in effect pursuant to which it has a contractual obligation with respect to the voting or transfer of any Company Equity Interests or which are otherwise inconsistent with or conflict with any provision of this Agreement.
Representations and Warranties of the Company, the Bank and the Ford Shareholders. As of the date of this Agreement, each of the Company, the Bank and the Ford Shareholders represents and warrants to the Rabobank Parties (and other than with respect to Section 2.2(e), each Ford Shareholder or transferee who becomes a party to this Agreement pursuant to a joinder agreement represents and warrants to the Rabobank Parties, as of the date of such joinder agreement) as follows:
(a) It is duly organized and validly formed under the laws of the jurisdiction of its organization. It has the full right, power and authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.
(b) The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part and does not require any corporate or other action on the part of any trustee or beneficial or record owner of any Equity Interest in it, other than those actions which have been obtained prior to the date hereof and are in full force and effect.
(c) This Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery by the Rabobank Parties, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.
(d) The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement do not and will not, in any material respect, conflict with, result in a breach of or violate any provision of, or require the consent or approval of any person (except for any such consents or approvals which have been obtained) under applicable law, any trust instrument, Governing Document, or any contract or agreement to which it is a party.
(e)    There are no voting trusts, stockholder agreements, proxies or other agreements in effect pursuant to which it has a contractual obligation with respect to the voting or transfer of any Company Equity Interests or which are otherwise inconsistent with or conflict with any provision of this Agreement.
ARTICLE III
TRANSFER
Transfers.
(a)    No Rabobank Party shall transfer any Company Equity Interests (other than shares of Class A Common Stock) to any Rabobank Permitted Transferee unless such Rabobank Permitted Transferee executes and delivers a joinder to this Agreement in the form attached hereto as Exhibit A. No Ford Shareholder shall transfer any Company Equity Interests to any Affiliate, unless such Affiliate executes and delivers a joinder to this Agreement in the form attached hereto as Exhibit B.
(b)    Any additional Company Equity Interests of which any Rabobank Parties or their Affiliates or the Ford Shareholders acquire beneficial ownership at any time on or after the date hereof (other than shares of Class A Common Stock acquired by any Rabobank Party), shall be subject to the provisions of this Agreement as fully as if such Company Equity Interests were beneficially owned by such persons as of the date hereof.
ARTICLE IV
REGISTRATION RIGHTS
Demand Registration Rights.
(a) Subject to the limitations set forth in Section 4.1(b) and Section 4.1(d), at any time after the expiration of 180 days after the Effective Date, if there is not currently an effective Shelf Registration on file with the SEC in respect of the Registrable Equity Interests held by the Rabobank Parties or Ford Shareholders, as applicable, the Company shall, upon the written demand of the Rabobank Parties or the Ford Shareholders (“Demand Request”Section 4.1(a), effect a registration (a “Demand Registration”Section 4.1(a)) for resale under the Securities Act of all Registrable Equity Interests held by the Rabobank Parties or Ford Shareholders, as applicable, which are requested to be registered in the Demand Request (the “Included Securities”Section 4.1(a)) either (i) on Form S-1 or any similar long-form registration statement or (ii) if the Company is then eligible, on Form S-3 or any similar short-form registration statement; provided, however, that the Company shall not be required to effect a Demand Registration for Included Securities if the aggregate value of the Included Securities is less than $120,000,000, or such lesser value of Registrable Equity Interests as would result in the disposition of all remaining Registrable Equity Interests then beneficially owned by the Rabobank Parties or Ford Shareholders, as applicable, in the aggregate (the “Registrable Amount”Section 4.1(a)). Each Demand Request shall specify the number of Included Securities (and whether they are shares of Class A Common Stock or Class B Common Stock) requested to be included in the Demand Registration by each Rabobank Party or Ford Shareholder, as applicable, and the intended method of distribution, including whether it is to be an underwritten offering. The Company shall use commercially reasonable efforts to (i) file such a registration statement as promptly as practicable after receiving the Demand Request, and in any event with ninety (90) days of the receipt of such request, and (ii) cause such Demand Registration to be declared effective by the SEC as soon as practicable thereafter. The Company shall have the right to select the underwriters for a Demand Registration that is to be an underwritten offering, subject to (x) the prior written consent of the Rabobank Parties (such consent not to be unreasonably withheld, delayed or conditioned) in the event of a Demand Registration from the Rabobank Parties and (y) the prior written consent of the Ford Shareholders (such consent not to be unreasonably withheld, delayed or conditioned) in the event of a Demand Registration from the Ford Shareholders. Subject to Section 4.1(d), the Company may include any securities that the Company proposes to offer and sell for its own account or for the account of other persons, including the Rabobank Parties, the Ford Shareholders or any persons holding securities that the Company is obligated to register pursuant to other registration rights arrangements, as applicable, in any Demand Registration.

(b) Notwithstanding Section 4.1(a), (i) with respect to the Rabobank Parties, the Company shall not be required to effect more than, and the Rabobank Parties may not request more than, one Demand Registration in any 12-month period, and (ii) with respect to the Ford Shareholders, the Company shall not be required to effect more than, and the Ford Shareholders may not request more than, four Demand Registrations in any 12-month period, including, in each case, any Underwritten Shelf Takedown in accordance with the second sentence of Section 4.3(a), which shall be deemed a Demand Registration for these purposes and count toward such maximum number of registrations. Unless prior written approval has been obtained from the Company, the Rabobank Parties and the Ford Shareholders shall not be permitted to request a Demand Registration within ninety (90) days after the effectiveness of a registration statement of the Company (other than in connection with a registration pursuant to a registration statement on Form S-8, Form S-4 or comparable form, a registration statement relating to an employee benefit plan or employee stock plan, in connection with any direct or indirect merger, acquisition, stock or asset purchase, joint venture, reorganization, consolidation, business combination or similar transaction or in connection with any dividend or distribution reinvestment or similar plan, or a Shelf Registration).
(c)    Any registration initiated pursuant to Section 4.1(a) shall not count as a Demand Registration (i) unless and until a registration statement with respect thereto has become effective and remained effective for a period of ninety (90) days or, if a shorter time, until all of the Registrable Equity Interests registered thereunder have been sold or withdrawn and (ii) if, as a result of an exercise of the cut-back provisions in Section 4.1(d), fewer than 50% of the Registrable Equity Interests that the Rabobank Parties or Ford Shareholders, as applicable (in each case, as Requesting Shareholder), have requested to be included in such registration statement are actually included; provided, that if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other Governmental Authority for any reason not attributable to the Rabobank Parties or the Ford Shareholders, as applicable, or pursuant to a Suspension Notice, such that no sales are possible thereunder for a period of ten (10) consecutive days or more, such ninety (90) day period shall be extended by the length of the period during which no sales are possible.
(d) If a Demand Registration requested by the persons requesting such offering pursuant to Section 4.1(a) (collectively the “Requesting Shareholder”Section 4.1(d)) is an underwritten offering, the Company shall (i) if the Rabobank Parties are not the Requesting Shareholder, give the Rabobank Parties written notice, and (ii) if the Ford Shareholders are not the Requesting Shareholder, give the Ford Shareholders written notice, within five (5) days of receipt of the Demand Request (the parties receiving notice, collectively, the “Non-Requesting Shareholder”Section 4.1(d)). If the applicable Non-Requesting Shareholder requests in writing, within ten (10) days after the date of receipt of such notification from the Company, that the Company include in such registration statement any of the Non-Requesting Shareholder’s Registrable Equity Interests, then, subject to the remaining provisions hereof, the Company shall include those Registrable Equity Interests specified in the Non-Requesting Shareholder’s request in such registration statement. Each such request by the Non-Requesting Shareholder shall specify the number of Registrable Equity Interests intended to be offered and sold by such Non-Requesting Shareholder (and, if applicable, whether they are shares of Class A Common Stock or Class B Common Stock), shall express each applicable Non-Requesting Shareholder’s present intent to offer such Registrable Equity Interests for distribution and shall contain the undertaking of each applicable Non-Requesting Shareholder to provide all information and materials required, and take all action as may be reasonably requested, to permit the Company to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of such registration statement or otherwise to effect such offering, including entering into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company in accordance with the terms of this Agreement. If the managing underwriters advise the Company, the Requesting Shareholder and, if applicable, the Non-Requesting Shareholder, that in their good faith judgment the number of securities to be included in a Demand Registration, including any securities that the Company, the Requesting Shareholder, the Non-Requesting Shareholder or any other shareholder proposes to include, exceeds the number that can be sold in the offering in light of marketing factors or because the sale of a greater number would adversely affect the price of the Company Equity Interests to be sold in such Demand Registration, then only such number of Registrable Equity Interests as the managing underwriters advise may be included without such adverse effect shall be included in such Demand Registration, and the total number of Registrable Equity Interests to be included in such Demand Registration shall be allocated (i) first, to the Requesting Shareholder and to the Non-Requesting Shareholder, pro rata as between the Requesting Shareholder and the Non-Requesting Shareholder based on the number of Registrable Equity Interests beneficially owned by the Requesting Shareholder and its Affiliates and the Non-Requesting Shareholder and its Affiliates in the aggregate (with (x) the Rabobank Representative to designate such allocation pro rata among the applicable Rabobank Parties based on the number of Registrable Equity Interests requested to be included by the Rabobank Parties and (y) the Ford Representative to designate such allocation pro rata among the applicable Ford Shareholders based on the number of Registrable Equity Interests requested to be included by the Ford Shareholders) and (ii) second, to the Company for any securities that the Company proposes to offer and sell for its own account or the account of other persons, including any persons holding securities that the Company is obligated to register pursuant to other registration rights arrangements who are not the Requesting Shareholder or Non-Requesting Shareholder, with such priorities among them as the Company shall determine (subject to the applicable terms of any agreements with other persons providing registration rights arrangements). Notwithstanding the foregoing, if the Rabobank Parties (A) hold in aggregate shares of Class B Common Stock that upon conversion into Class A Common Stock would have an aggregate value of less than $30,000,000 (based on the closing share price for the Class A Common Stock on the trading day immediately preceding the date that the Rabobank Parties submit a Demand Request or notice pursuant to this Section 4.1(d) to include the Class B Common Stock as Included Securities), and (B) elect to include 100% of their aggregate holdings of Class B Common Stock as Included Securities, then the Rabobank Parties will not be subject to the cut-back allocation described above and, in such case, the total number of Registrable Equity Interests to be included in such Demand Registration shall be allocated (I) first, to the Rabobank Parties in respect of the Class B Common Stock, (II) second, to the Ford Shareholders (the Ford Representative to designate such allocation pro rata among the applicable Ford Shareholders based on the number of Registrable Equity Interests requested to be included by the Ford Shareholders), (III) third, to the Rabobank Parties in respect of their Class A Common Stock (with the Rabobank Representative to designate such allocation pro rata among the applicable Rabobank Parties based on the number of Registrable Equity Interests requested to be included by the Rabobank Parties) and (IV) fourth, to the Company for any securities that the Company proposes to offer and sell for its own account or the account of other persons, including any persons holding securities that the Company is obligated to register pursuant to other registration rights arrangements who are not the Ford Shareholders or Rabobank Parties, with such priorities among them as the Company shall determine (subject to the applicable terms of any agreements with other persons providing registration rights arrangements).
Piggyback Registration.
(a) If, at any time, the Company determines to file with the SEC a registration statement registering shares of Common Stock that may be used to register Registrable Equity Interests held by the Rabobank Parties or Ford Shareholders (the “Piggyback Parties”Section 4.2(a)) (other than pursuant to a registration statement on Form S-4, S-8 or a comparable form, a registration statement relating to an employee benefit plan or employee stock plan, or in connection with any holding company formation transaction (including any related internal reorganization) or in connection with any dividend or distribution reinvestment or similar plan, and other than in connection with a Demand Registration, Shelf Registration or Shelf Takedown) then the Company shall, at least twenty (20) days prior to the filing of such proposed registration statement, notify the Piggyback Parties in writing of the proposed registration statement. If the applicable Piggyback Party requests in writing, within ten (10) days after the date of receipt of such notification from the Company, that the Company include in such registration statement any of the Piggyback Parties’ Registrable Equity Interests (a “Piggyback Registration”Section 4.2(a)), then, subject to the remaining provisions hereof, including Section 4.2(b), the Company shall include those Registrable Equity Interests specified in the Piggyback Parties’ request in such registration statement. Each such request by the Piggyback Parties shall specify the number of Registrable Equity Interests intended to be offered and sold by each Piggyback Party (and, if applicable, whether they are shares of Class A Common Stock or Class B Common Stock), shall express each applicable Piggyback Party’s present intent to offer such Registrable Equity Interests for distribution and shall contain the undertaking of each applicable Piggyback Party to provide all information and materials required, and take all action as may be reasonably requested, to permit the Company to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of such registration statement or otherwise to effect such offering, including entering into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. The Company may withdraw any such registration statement before its effectiveness, or delay the filing of any such registration statement or amendment thereto, in its sole discretion, and in the event of a withdrawal of such registration statement shall be relieved of any obligation to register any Registrable Equity Interests of the Piggyback Parties in connection therewith. The Company shall have the right to select the underwriters for a Piggyback Registration that is to be an underwritten offering.
(b)    If a Piggyback Registration is an underwritten offering and the managing underwriters advise the Company that in their good faith judgment the number of securities to be included in such Piggyback Registration exceeds the number that can be sold in the offering in light of marketing factors or because the sale of a greater number would adversely affect the price of the Company Equity Interests to be sold in such Piggyback Registration, then only such number of Registrable Equity Interests as the managing underwriters advise may be included without such adverse effect shall be included in such Piggyback Registration, and the total number of Registrable Equity Interests to be included in such Piggyback Registration shall be allocated (i) first, to any securities that the Company proposes to offer and sell (A) for its own account, or (B) for any persons holding securities that the Company becomes contractually obligated after the date hereof to register in priority to such Registrable Equity Interests; provided that such Piggyback Registration is pursuant to such persons’ exercise of such contractual demand registration rights, (ii) second, to the Ford Shareholders (with the Ford Representative to provide an allocation that is pro rata among the applicable Ford Shareholders based on the number of Registrable Equity Interests requested to be included by each Ford Shareholder), (iii) third, to the Rabobank Parties (with the Rabobank Representative to provide an allocation that is pro rata among the applicable Rabobank Parties based on the number of Registrable Equity Interests requested to be included by each Rabobank Party), (iv) fourth, to any other persons holding securities that the Company is obligated to register pursuant to registration rights arrangements other than as described in clauses (i)-(iii), pro rata as between such other persons based on the number of Registrable Equity Interests requested to be included by such other persons and (v) fifth, to any other persons holding securities that the Company proposes to offer and sell. The Company will not grant piggyback registration rights (such as the piggyback registration rights in this Agreement) to any person unless such person is also subject to substantially similar priority provisions as set forth in clauses (i)-(iv) above.
Shelf Registration; Shelf Takedowns.
(a) If permitted by applicable law, within 180 days of the Effective Date, the Company shall use reasonable best efforts to file a registration statement with the SEC on Form S-3 for offerings to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (such a registration statement for offerings to be made on Form S-3 pursuant to Rule 415, a “Shelf Registration”Section 4.3(a)) for resale under the Securities Act of all Registrable Equity Interests. The Rabobank Parties and the Ford Shareholders each shall be entitled, at any time and from time to time when there is an applicable effective Shelf Registration, to sell such Registrable Equity Interests as are then registered pursuant to such Shelf Registration (each, a “Shelf Takedown”Section 4.3(a)), but only upon not less than ten (10) days’ prior written notice (subject further to any time required to comply with Section 4.3(b)) (which shall include the number of Registrable Equity Interests proposed to be sold by each Rabobank Party or Ford Shareholder, as applicable, and whether they are shares of Class A Common Stock or Class B Common Stock and the intended method of distribution) to the Company (whether or not such takedown is underwritten). The Rabobank Parties and the Ford Shareholders each shall be entitled to request that a Shelf Takedown be an underwritten offering (an “Underwritten Shelf Takedown”Section 4.3(a)) if the aggregate number of the Registrable Equity Interests included in such underwritten offering is greater than or equal to the applicable Registrable Amount. The Rabobank Parties or Ford Shareholders, as applicable, shall give the Company prompt written notice of the consummation of a Shelf Takedown, whether or not part of an underwritten offering. Unless prior written approval has been obtained from the Company, the Rabobank Parties and the Ford Shareholders shall not be entitled to a Shelf Takedown within ninety (90) days of the effectiveness of a registration statement of the Company (other than in connection with a registration pursuant to a registration statement on Form S-8, Form S-4 or comparable form, a registration statement relating to an employee benefit plan or employee stock plan, in connection with any direct or indirect merger, acquisition, stock or asset purchase, joint venture, reorganization, consolidation, business combination or similar transaction or in connection with any dividend or distribution reinvestment or similar plan, or a Shelf Registration). For the avoidance of doubt, any Underwritten Shelf Takedown in which the Rabobank Parties or the Ford Shareholders (as Takedown Shareholder) were entitled to sell at least 50% of their Registrable Equity Interests that were requested to be included in such Underwritten Shelf Takedown shall count as a Demand Registration for purposes of the limits set forth in, and shall be subject to, Section 4.1(b). Subject to Section 4.3(b), the Company may include any securities that the Company proposes to offer and sell for its own account or for the account of other persons, including the Rabobank Parties, the Ford Shareholders or any persons holding securities that the Company is obligated to register pursuant to other registration rights arrangements, in any Shelf Registration or Shelf Takedown.
(b) If a Shelf Takedown requested by the persons requesting such Shelf Takedown pursuant to Section 4.3(a) (collectively the “Takedown Shareholder”Section 4.3(b)) is an Underwritten Shelf Takedown, the Company shall (i) if the Rabobank Parties are not the Takedown Shareholder, give the Rabobank Parties written notice, and (ii) if the Ford Shareholders are not the Takedown Shareholder, give the Ford Shareholders written notice, within two (2) days of receipt of the Shelf Takedown request (the parties receiving notice, collectively, the “Non-Takedown Shareholder”Section 4.3(b)). If the applicable Non-Takedown Shareholder requests in writing, within ten (10) days after the date of receipt of such notification from the Company, that the Company include in such registration statement any of the Non-Takedown Shareholder’s Registrable Equity Interests, then, subject to the remaining provisions hereof, the Company shall include those Registrable Equity Interests specified in the Non-Takedown Shareholder’s request in such registration statement. Each such request by the Non-Takedown Shareholder shall specify the number of Registrable Equity Interests intended to be offered and sold by such Non-Takedown Shareholder (and, if applicable, whether they are shares of Class A Common Stock or Class B Common Stock), shall express each applicable Non-Takedown Shareholder’s present intent to offer such Registrable Equity Interests for distribution and shall contain the undertaking of each applicable Non-Takedown Shareholder to provide all information and materials required, and take all action as may be reasonably requested, to permit the Company to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of such registration statement or otherwise to effect such offering, including entering into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company in accordance with the terms of this Agreement. If the managing underwriters advise the Company, the Takedown Shareholder and, if applicable, the Non-Takedown Shareholder, that in their good faith judgment the number of securities to be included in such Underwritten Shelf Takedown exceeds the number that can be sold in the offering in light of marketing factors or because the sale of a greater number would adversely affect the price of the Company Equity Interests to be sold in such Underwritten Shelf Takedown, then only such number of Registrable Equity Interests as the managing underwriters advise may be included without such adverse effect shall be included in such Underwritten Shelf Takedown, and the total number of Registrable Equity Interests to be included in such Shelf Takedown shall be allocated (i) first, to the Takedown Shareholder and to the Non-Takedown Shareholder, pro rata as between the Takedown Shareholder and the Non-Takedown Shareholder based on the number of Registrable Equity Interests beneficially owned by the Takedown Shareholder and its Affiliates and the Non-Takedown Shareholder and its Affiliates in the aggregate (with (x) the Rabobank Representative to designate such allocation pro rata among the applicable Rabobank Parties based on the number of Registrable Equity Interests requested to be included by the Rabobank Parties and (y) the Ford Representative to designate such allocation pro rata among the applicable Ford Shareholders based on the number of Registrable Equity Interests requested to be included by the Ford Shareholders) and (ii) second, to the Company for any securities that the Company proposes to offer and sell for its own account or the account of other persons, including any persons holding securities that the Company is obligated to register pursuant to other registration rights arrangements who are not the Takedown Shareholder or Non-Takedown Shareholder, with such priorities among them as the Company shall determine (subject to the applicable terms of any agreements with other persons providing registration rights arrangements). Notwithstanding the foregoing, if the Rabobank Parties (A) hold in aggregate shares of Class B Common Stock that upon conversion into Class A Common Stock would have an aggregate value of less than $30,000,000 (based on the closing share price for the Class A Common Stock on the trading day immediately preceding the date that the Rabobank Parties submit a Takedown Request or notice pursuant to this Section 4.3(b) to include the Class B Common Stock in an Underwritten Shelf Takedown), and (B) elect to include 100% of their aggregate holdings of Class B Common Stock in an Underwritten Shelf Takedown, then the Rabobank Parties will not be subject to the cut-back allocation described above and, in such case, the total number of Registrable Equity Interests to be included in such Underwritten Shelf Takedown shall be allocated (I) first, to the Rabobank Parties in respect of the Class B Common Stock, (II) second, to the Ford Shareholders (the Ford Representative to designate such allocation pro rata among the applicable Ford Shareholders based on the number of Registrable Equity Interests requested to be included by the Ford Shareholders), (III) third, to the Rabobank Parties in respect of their Class A Common Stock (with the Rabobank Representative to designate such allocation pro rata among the applicable Rabobank Parties based on the number of Registrable Equity Interests requested to be included by the Rabobank Parties) and (IV) fourth, to the Company for any securities that the Company proposes to offer and sell for its own account or the account of other persons, including any persons holding securities that the Company is obligated to register pursuant to other registration rights arrangements who are not the Ford Shareholders or Rabobank Parties, with such priorities among them as the Company shall determine (subject to the applicable terms of any agreements with other persons providing registration rights arrangements).
(c) The Company shall have the right to select the underwriters for any Underwritten Shelf Takedown, subject to the prior written consent of the Takedown Shareholder (such consent not to be unreasonably withheld, delayed or conditioned).
Limitations, Conditions and Qualifications to Obligations of the Company. Whenever the Company is required to effect the registration of Registrable Equity Interests pursuant to a registration statement filed pursuant to Section 4.1, Section 4.2 or Section 4.3, its obligations, and the rights of Rabobank, the Rabobank Parties and the Ford Shareholders in connection therewith, shall be subject to each of the following limitations, conditions and qualifications:
(a) the Company shall use commercially reasonable efforts to cause the registration statement to remain effective (including by filing necessary supplements or post-effective amendments) during the period commencing on the initial effective date of such registration statement and ending on the date on which such registration statement has remained effective for one hundred twenty (120) days or, if a shorter time, until all of the Registrable Equity Interests registered under such registration statement shall have been sold (unless such registration statement is a Shelf Registration on Form S-3 filed pursuant to SEC Rule 415, in which case the Company’s obligation will end on the earlier of three years after the effective date of such registration statement and the date on which all Registrable Equity Interests registered under such registration statement have been either sold or de-registered);
(b) no Rabobank Party or Ford Shareholder may participate in any underwritten offering pursuant to this Agreement unless such Rabobank Party or Ford Shareholder, as applicable, (i) agrees to sell its Company Equity Interests on the basis provided in any customary underwriting arrangements in accordance with applicable law and approved by the Company, (ii) completes and executes, as applicable, all customary questionnaires, powers of attorney, underwriting agreements, lock-up agreements consistent with Section 4.6 and other documents customarily required under the terms of such underwriting arrangements and (iii) agrees to make customary representations and warranties and covenants and give customary indemnities substantially to the effect set forth in Section 4.7, it being understood that no Rabobank Party or Ford Shareholder shall be requested to make any representation, warranty or covenant with respect to the Company;
(c) the Company or any other person (other than the Requesting Shareholder, Non-Requesting Shareholder, Takedown Shareholder or Non-Takedown Shareholder), may not participate in any underwritten offering pursuant to a Demand Registration or Underwritten Shelf Takedown unless (i) the Company or such other person agrees to sell its Company Equity Interests on the basis provided in any customary underwriting arrangements in accordance with applicable law and approved by the Company; (ii) such other person completes and executes, as applicable, all customary questionnaires, powers of attorney, underwriting agreements, lock-up agreements consistent with Section 4.6 and other documents customarily required under the terms of such underwriting arrangements and (iii) the Company or such other person agrees to make customary representations and warranties and covenants and give customary indemnities substantially to the effect set forth in Section 4.7, it being understood that no Rabobank Party or Ford Shareholder shall be requested to make any representation, warranty or covenant with respect to the Company;
(d) the Company shall prepare and file with the SEC such amendments and supplements to the registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(e) whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to register Registrable Equity Interests under the Securities Act, the Company shall furnish to the Rabobank Parties or the Ford Shareholders, as applicable, such number of copies of any prospectus (including any preliminary prospectus) as the Rabobank Parties or the Ford Shareholders may reasonably request in order to effect the offering and sale of the Registrable Equity Interests to be offered and sold by the Rabobank Parties or the Ford Shareholders, but only while the Company is required under the provisions hereof to cause the registration statement to remain effective;
(f)    the Company shall use commercially reasonable efforts to qualify such Registrable Equity Interests under applicable “blue sky” or other state securities laws as may be necessary to enable the Rabobank Parties or Ford Shareholders, as applicable, to offer and sell the Registrable Equity Interests which are the subject matter of their requests; provided, however, that, in connection therewith, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified, to subject itself to taxes in any jurisdiction in which it is not then subject to taxes or to file any general consent to service of process;
(g)    the Company shall use commercially reasonable efforts to (1) provide (A) the Rabobank Parties and the Ford Shareholders, as applicable, (B) the underwriters, if any, of the Registrable Equity Interests to be registered, (C) counsel for such underwriters and (D) counsel for the Rabobank Parties and the Ford Shareholders, as applicable, the opportunity to comment on such registration statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto, (2) for a reasonable period prior to the filing of such registration statement (or the designation of an existing shelf registration as available for use), and throughout the period specified in Section 4.4(a), upon the execution of confidentiality agreements in form and substance reasonably satisfactory to the Company and after reasonable advance notice, make available for inspection by the parties referred to in Section 4.4(g)(i), during normal business hours and without disruption to the business of the Company, such financial and other information and books and records of the Company as shall be reasonably necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, that the Company shall not be required to provide any information if the Company believes, after consultation with counsel for the Company, that to do so would contravene applicable law or cause the Company to forfeit an attorney-client or other applicable privilege that was applicable to such information, (3) in the case of an underwritten offering, cause management of the Company to participate in a reasonable number of presentations of management and “road shows” (with an understanding that these shall be scheduled in a collaborative manner so as not to unreasonably interfere with the conduct of business of the Company) and (4) in the case of an underwritten offering, agree to make customary representations and warranties and covenants and give customary indemnities substantially to the effect set forth in Section 4.7, it being understood that no Rabobank Party and no Ford Shareholder shall be requested to make any representation, warranty or covenant with respect to the Company;

(h)    the Company shall use commercially reasonable efforts to promptly notify the Rabobank Parties and the Ford Shareholders and the managing underwriter or underwriters, if any, (1) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (2) of any comments by the SEC with respect thereto or any request by the SEC for amendments or supplements to such registration statement or prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by Section 4.4(g) cease to be true and correct in all material respects (and each Rabobank Party and Ford Shareholder shall likewise promptly notify the Company if at any time the representations and warranties of any such person contemplated by Section 4.4(b) cease to be true and correct in all material respects), (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Equity Interests for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (6) if at any time when a prospectus is required to be delivered under the Securities Act, the Company learns that such registration statement, prospectus, prospectus supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(i) the Company shall use commercially reasonable efforts to as promptly as possible obtain the withdrawal of any stop order or order suspending qualification of the Registrable Equity Interests for sale in any jurisdiction, and shall promptly notify the Rabobank Parties and the Ford Shareholders of the withdrawal of any such order;
(j)    upon the occurrence of any event of the kind contemplated by Section 4.4(h)(vi) hereof, the Company shall as promptly as possible prepare a supplement or post-effective amendment to such registration statement or prospectus, or any document incorporated by reference therein, or file any other required document so that, as thereafter delivered to the Rabobank Parties or the Ford Shareholders, as applicable, such registration statement and prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that if such event arises out of information provided by a Rabobank Party or Ford Shareholder as contemplated by Section 4.4(l), the Company shall have no obligations pursuant to this Section 4.4(j) until the applicable Rabobank Party or Ford Shareholder has satisfied its obligations pursuant to Section 4.4(l);
(k) the Company shall use commercially reasonable efforts to establish or obtain the approval of the listing on the national securities exchange, if any, on which Company Equity Interests are then listed, of the Registrable Equity Interests to be sold pursuant to the registration statement; and

(l) the Company may require each Rabobank Party and Ford Shareholder to furnish such information regarding itself, the Registrable Equity Interests, and the distribution of its Registrable Equity Interests as the Company may from time to time reasonably request, and all such information furnished by each Rabobank Party or Ford Shareholder will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at any time when a prospectus is required to be delivered under the Securities Act, if any Rabobank Party or Ford Shareholder learns that any registration statement, prospectus, prospectus supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as a result of any information related to or furnished by it, such Rabobank Party or Ford Shareholder shall furnish to the Company as promptly as possible any additional information required to correct and update the information previously furnished or related to it so that, as thereafter corrected or updated, such registration statement, prospectus, prospectus supplement or post-effective amendment, or document incorporated by reference, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Suspension. Rabobank, each Ford Shareholder and each Rabobank Party agrees that (a) during any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading or similar policies of the Company then in effect, (b) upon receipt of any notice from the Company of the occurrence of any event of the kind contemplated by Section 4.4(h)(ii), (iii), (v) or (vi), and (c) upon receipt of any notice from the Company that (i) the Board, the chief executive officer or the chief financial officer of the Company has determined that the Company possesses material nonpublic information, the disclosure of which would have a material adverse effect on the Company or any of its direct or indirect Subsidiaries or which in its good faith determination the Company has a bona fide business purpose for keeping confidential, or (ii) the Board, the chief executive officer or the chief financial officer of the Company has determined that a registration or disposition of Registrable Equity Interests would reasonably be likely to materially impair the ability of the Company to effect a pre-existing plan to raise additional capital for the Company or interfere with a pre-existing planned merger, acquisition, stock or asset purchase, joint venture, reorganization, consolidation, business combination or similar transaction, sale of the Company or any Company Equity Interests, recapitalization or other similar corporate action of the Company, and in each case of clauses (i) or (ii), the Board, the chief executive officer or the chief financial officer of the Company reasonably deems it to be advisable to postpone the filing of, suspend the use of, or temporarily discontinue disposition of Registrable Equity Interests pursuant to, a registration statement (each, a “Suspension Notice”Section 4.5), the Company shall be entitled, for a reasonable period of time (and in the case of clause (a), during any such regular quarterly period), to postpone the filing or effectiveness of, or suspend the effectiveness of, such registration statement (or an amendment thereto) or suspend the use of such registration statement and any related prospectus and shall not be required to amend or supplement such registration statement, any related prospectus or any document incorporated by reference therein, and Rabobank, each Ford Shareholder and each Rabobank Party shall forthwith discontinue disposition of Registrable Equity Interests pursuant to and use of any such effective registration statement and promptly halt any offer, sale (including pursuant to Rule 144), or transfer of any Company Equity Interests held by Rabobank, such Ford Shareholder or such Rabobank Party, until further written notice from the Company that disposition of Registrable Equity Interests and use of such registration statement may resume; provided, however, that, in the case of clause (c), the Company shall use its reasonable best efforts to provide such further notice within thirty (30) days (and in any event not more than ninety (90) days) of such Suspension Notice, and the Company shall not be permitted to deliver a Suspension Notice under clause (c) more than three times in any 24-month period. Rabobank, each Ford Shareholder and each Rabobank Party agrees that, if so directed by the Company, it shall deliver to the Company all copies in its possession of the prospectus covering such Registrable Equity Interests current at the time of receipt of the Suspension Notice. Upon the receipt of a Suspension Notice, Rabobank, each Ford Shareholder and each Rabobank Party shall keep the fact of and all information relating to the Suspension Notice strictly confidential.
Market Stand-Off Agreement. Subject to the right of any Rabobank Party to transfer Company Equity Interests pursuant to Section 5.2, each Rabobank Party and each of the Ford Shareholders hereby agrees that, during the period of duration (up to 90 days, in the case of any Public Offering) specified by the Company and an underwriter of Registrable Equity Interests, following the date that is estimated by the Company to be seven days prior to the date of the final prospectus or other offering document distributed in connection with a Public Offering, to the extent requested by the Company or such underwriter, it shall not, directly or indirectly, sell, offer to sell, contract to sell (including any short sale or other hedging transaction), grant any option to purchase or otherwise transfer (other than to donees or Affiliates who agree to be similarly bound) any Company Equity Interests beneficially owned by it at any time during such period except for such Company Equity Interests as shall be included in such Public Offering. The Company agrees that during the period of duration (up to 90 days, in the case of any Public Offering) specified by an underwriter of Registrable Equity Interests, following the date that is estimated by the Company to be seven days prior to the date of the final prospectus or other offering document distributed in connection with a Public Offering, to the extent requested by such underwriter, it shall not effect any public sale or distribution registered under the Securities Act for its own account, other than in connection with a registration pursuant to a registration statement on Form S-8, Form S-4 or comparable form, a registration statement relating to an employee benefit plan or employee stock plan, or in connection with any direct or indirect merger, acquisition, stock or asset purchase, joint venture, reorganization, consolidation, business combination or similar transaction or in connection with any dividend or distribution reinvestment or similar plan. Notwithstanding the foregoing, if either the Ford Shareholders or the Rabobank Parties, as the case may be, are formally or informally released or waived from any or all of their obligations pursuant to this Section 4.6 in respect of any Public Offering, the other parties hereto shall be to the same extent released or waived from their obligations hereunder in respect of such Public Offering. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Company Equity Interests of every person subject to the foregoing restriction until the end of such period, and if requested each such person shall execute an agreement containing terms which are essentially consistent with the provisions of this Section 4.6 with any applicable underwriter in connection with a Public Offering.
Indemnification and Contribution. In the event any Registrable Equity Interests are included in a registration statement under this Article IV:
(a)    To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Rabobank Party and each Ford Shareholder and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents, and each person, if any, who controls such Rabobank Party, Ford Shareholder or such other indemnified person within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon a Violation (as defined below); and the Company shall pay to such Rabobank Party, Ford Shareholder and each such indemnified person or controlling person, as incurred, any documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement in this Section 4.7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished to the Company for use in connection with such registration by any Rabobank Party, Ford Shareholder or any such indemnified person or controlling person; and provided, further, that the Company shall not be liable to any indemnified party hereunder with respect to a Violation to the extent that any such loss, claim, damage, liability or expense of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, a registration statement or prospectus which untrue statement or omission was corrected in an amended or supplemented registration statement or prospectus, if the person alleging such loss, claim, damage, liability or expense was not sent or given, at or prior to the written confirmation of the sale giving rise thereto, a copy of the amended or supplemented registration statement or prospectus if the Company had previously furnished copies thereof to such indemnified party and such indemnified party was required under the Securities Act to deliver such amended or supplemented registration statement or prospectus. For purposes of this Section 4.7, a “Violation”Section 4.7(a)) shall mean: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus, including any preliminary prospectus or final prospectus or any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act, or any amendments or supplements to any of the foregoing, or (ii) the omission to state in any such registration statement, prospectus, amendment or supplement a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)    To the extent permitted by applicable law, (i) Rabobank and each Rabobank Party shall, severally (and not jointly and severally), indemnify and hold harmless,

and (ii) each Ford Shareholder shall, severally (and not jointly and severally), indemnify and hold harmless, the Company and its officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents, and each person who controls the Company or such other indemnified person within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon a Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by any Rabobank Party, in the case of the Rabobank Parties, or such Ford Shareholder, in the case of a Ford Shareholder, or its respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys or agents or any controlling person of the foregoing to the Company for use in connection with a registration statement or prospectus, including any preliminary prospectus or final prospectus or any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act, or any amendments or supplements to any of the foregoing; and the Rabobank Parties or Ford Shareholder, as applicable, shall pay any documented legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4.7(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement in this Section 4.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Rabobank Parties or such Ford Shareholder, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further that in no event shall the aggregate amounts payable by the Rabobank Parties or such Ford Shareholder by way of indemnity or contribution under Sections 4.7(b) and (e) exceed the proceeds from the offering received by the Rabobank Parties or such Ford Shareholder (net of any Selling Expenses paid by the Rabobank Parties or such Ford Shareholder), except in the case of fraud or willful misconduct by the Rabobank Parties or such Ford Shareholder, as applicable.
(c)    Promptly after receipt by an indemnified party under this Section 4.7 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties) shall have the right to retain one separate counsel (plus one local counsel), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to a conflict of interest between such indemnified party and any indemnifying party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if and only to the extent prejudicial to the indemnifying party, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.7.

(d) No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party (which shall not be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation or that requires an admission of wrongdoing by any indemnified party. No indemnified party will, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement, or offer to settle or compromise, any claim or action in respect of which any indemnified party is seeking indemnity hereunder.
(e)    If the indemnification provided for in this Section 4.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the Violation or Violations that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Rabobank Party or Ford Shareholder, when combined with any amounts paid by such Rabobank Party or Ford Shareholder, as applicable, pursuant to Section 4.7(b), shall exceed the net proceeds from the offering received by such Rabobank Party or Ford Shareholder; and provided, further, that in no event shall a Rabobank Party’s or Ford Shareholder’s liability pursuant to this Section 4.7(e), when combined with the amounts paid or payable by such Rabobank Party or Ford Shareholder, as applicable, pursuant to Section 4.7(b), exceed the proceeds from the offering received by such Rabobank Party or Ford Shareholder (net of any Selling Expenses paid by such Rabobank Party or Ford Shareholder), in each case except in the case of fraud or willful misconduct by the Rabobank Parties or such Ford Shareholder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.7(e) were determined by pro rata allocation or by any other method of allocation that does not account for the equitable considerations referred to in this Section 4.7(e).
(f) The obligations of the Company, the Rabobank Parties and the Ford Shareholders under this Section 4.7 shall survive the completion of any offering of Registrable Equity Interests in a registration statement under this Article IV and the transfer of any Company Equity Interests.

Registration Expenses.
(a) The Company shall be responsible for all costs, fees and expenses (other than Selling Expenses) in connection with the registration of Registrable Equity Interests pursuant to Section 4.1, Section 4.2 or Section 4.3, including (i) all SEC, FINRA and other registration and filing fees; (ii) all fees and expenses associated with filings to be made with, or the listing of any Registrable Equity Interests on, any national securities exchange; (iii) all fees and expenses of complying with securities and “blue sky” laws (including reasonable documented fees and disbursements of one counsel in connection therewith); (iv) all costs and expenses of printing prospectuses; (v) all transfer agent’s and registrar’s fees; (vi) all fees and expenses of counsel to the Company; and (vii) all fees and expenses of the Company’s independent public accountants (all such costs, fees and expenses, “Registration Expenses”Section 4.8(a){xe "Registration Expenses" \t "}). (A) Rabobank and each Rabobank Party and (B) each Ford Shareholder shall be fully responsible for the Selling Expenses associated with any registration or sale of its respective Registrable Equity Interests pursuant to this Agreement (other than the fees of underwriters’ counsel, which shall be the responsibility of the relevant underwriters); it being understood that any Selling Expenses that may be considered joint expenses of the offering will be allocated pro rata between the Rabobank Parties and the Ford Shareholders based on the relative number of shares included in the offering (it being understood that each share of Class B Common Stock shall be deemed to be a number of shares of Common Stock equal to the Deemed Conversion Ratio for purposes of calculating the foregoing).
(b)    The obligation of the Company to bear and pay the Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended; provided, that the Registration Expenses for any registration statement withdrawn at the request of (i) one or more Rabobank Parties shall be borne by Rabobank and such Rabobank Parties and (ii) the Ford Shareholders shall be borne by the Ford Shareholders.
Transfer or Assignment of Registration Rights.
(a)    The rights to cause the Company to register Registrable Equity Interests granted to the Rabobank Parties or Ford Shareholders by the Company under this Article IV may be assigned, and the related obligations may be delegated, by the Rabobank Parties or Ford Shareholders to a transferee or assignee in part or in full (including to any Affiliate or limited partner that acquires Registrable Equity Interests, directly or indirectly, as a result of a distribution in kind of Registrable Equity Interests by a Ford Shareholder or a Rabobank Party); provided, that Registrable Equity Interests constituting not less than 5% of the then Outstanding Company Equity Interests (or in the case of the Rabobank Parties, constituting not less than 100% of the Class B Common Shares held by them) are transferred to such transferee in connection with such assignment and delegation. The transferor shall give written notice to the Company at least five (5) business days prior to any such transfer, identifying each such transferee and identifying the Registrable Equity Interests with respect to which such rights are being assigned and delegated, and each such transferee shall execute a joinder, in form and substance reasonably satisfactory to the Company, pursuant to which such transferee agrees to be bound by and subject to all of the applicable terms and conditions of this Agreement.
ARTICLE V
ADDITIONAL REGULATORY MATTERS
Additional Regulatory Matters.
(a) Each of the Ford Shareholders, the Company, the Bank and the Rabobank Parties shall, and shall cause their respective Affiliates to, use reasonable best efforts to comply with any requirements or requests of any Governmental Authority, including the Board of Governors of the Federal Reserve System (the “Federal Reserve”Section 5.1(a)), and to comply with all laws applicable to the Ford Shareholders, the Company, the Bank, the Rabobank Parties and their Affiliates, in each case, so that none of the Rabobank Parties nor any of their Affiliates has “control” of the Company or the Bank for purposes of the BHC Act or otherwise becomes required to file a notice under the Change in Bank Control Act of 1978 (a “Company Control Effect”Section 5.1(a)). The Rabobank Parties agree that they will, and will cause their Affiliates to, comply with any passivity commitments or similar restrictions under applicable law, including without limitation any such commitments or restrictions imposed by the Federal Reserve in connection with its issuance of the Non-Control Determination (as defined in the Purchase Agreement).
(b)    The Ford Shareholders and the Company agree that they will, and will cause their Affiliates to, (i) cooperate in good faith with each Rabobank Party in order to avoid such Rabobank Party being deemed to be in “control” of the Company or the Bank or any successor to the Company or the Bank for purposes of the BHC Act (or being required by applicable law to divest all or any portion of its Company Equity Interests) and (ii) use reasonable best efforts to ensure that any security of the Company or of any successor or acquiring corporation or entity issued to a Rabobank Party in any transaction to which the Company is a party after the Effective Time (e.g., a merger or other acquisition) has characteristics (including that, if requested by any Rabobank Party, any shares of Class B Common Stock held by such Rabobank Party shall be exchanged for shares of Class B Common Stock or non-voting shares within the meaning of the Bank Holding Company Act and the Federal Reserve’s regulations thereunder with substantially the same terms as the Class B Common Stock) and protective provisions substantially the same as those applicable to the Company Equity Interests held by the Rabobank Parties (including the protective rights in this Article V); it being understood that the failure of the issuer of any such security to agree to issuing a security with such characteristics or protective provisions despite the Ford Shareholders and the Company’s compliance with this Section 5.1(b) shall not, and shall not be a basis for any Rabobank Party to take any action to, prevent, inhibit or delay the consummation of any such transaction; provided, further that, in the case of such a failure, the Rabobank Parties will be entitled to transfer the number of Company Equity Interests necessary to avoid the situations described in (i) above without compliance with any restrictions or limitations on the Rabobank Parties’ transfer of Company Equity Interests in this Agreement.

(c)    Without limiting Section 5.1(a) and Section 5.1(b), none of the Rabobank Parties, the Company, the Bank the Ford Shareholders or any of their respective Affiliates shall take any action which it knows would or would reasonably be expected to cause a Company Control Effect; provided, that nothing in this Agreement shall be construed to prohibit the Company, the Bank or any of its Affiliates from undertaking any redemption, recapitalization or repurchase of Company Equity Interests, Rights or other securities; provided, further, that if it is reasonably likely that such action would result in a Company Control Effect or cause the Rabobank Parties to violate the Non-Control Determination (as defined in the Purchase Agreement) or other regulatory requirement, the Company shall give the Rabobank Parties the right to participate in such redemption, recapitalization or repurchase pro rata (based on their Pro Rata Share or such greater amount as may be required to avoid a Company Control Effect or as may be required under the Non-Control Determination or other regulatory requirement), it being agreed that each of the Rabobank Parties shall promptly and within fifteen (15) days of being notified of such action inform the Company of its determination as to whether to participate and, if it does not participate, it shall promptly dispose of a number of Company Equity Interests necessary to avoid a Company Control Effect arising from such redemption, recapitalization or repurchase (in one or more transfers which comply with the terms of this Agreement).
Company Control Effect Remedies. If at any time a Rabobank Party reasonably determines in good faith, after consultation with the Company and its outside counsel, that (i) the Rabobank Parties’ ownership of the Company Equity Interests has become illegal or in contravention of any order or judgment by a Governmental Authority or the Non-Control Determination or (ii) a Company Control Effect has otherwise occurred, then, provided the Rabobank Parties have complied with their obligations under Section 5.1, if, despite the Rabobank Parties’ compliance with their obligations set forth in Section 5.1, such illegality, contravention or Company Control Effect cannot be cured, the parties shall cooperate in good faith to take such actions as are mutually agreeable to cure such illegality, contravention or Company Control Effect in a manner that best preserves the parties’ economic expectations under this Agreement, the Merger Agreement and the other Transaction Documents, and without limiting the generality of the foregoing, if reasonably required in order to cure either (i) or (ii) above, such Rabobank Parties shall be entitled to effect a transfer of the portion of their Company Equity Interests to the extent necessary to cure such illegality, contravention or Company Control Effect.
ARTICLE VI
INFORMATION
Board Observer.
(a)    As long as the Rabobank Parties beneficially own, in the aggregate, at least 4.9% of the Outstanding Company Equity Interests, the Rabobank Parties shall have the right to appoint one (1) observer (the “Observer”Section 6.1(a)) to the Board of Directors on the terms set forth below:

(i)    The Observer shall have the right to attend and observe meetings of the Board of Directors, but not executive sessions or committee sessions, but shall not have any voting right or count towards the quorum at a Board meeting.
(ii) The Observer shall have no power of attorney to represent or act on behalf of the Company and the parties acknowledge and agree that the Observer shall have no responsibility for the management or operation of the Company. For the avoidance of doubt, other than the contractual obligations set forth herein, the Observer shall have no duties or obligations to the Company or its shareholders whatsoever (including, without limitation, fiduciary duties) as a result of the exercise of rights described in this Agreement, and the Observer shall have no liability for any acts of the Board of Directors, any committee, or any director of the Company.
(iii) The Observer shall not be entitled to any remuneration from the Company, but the Observer shall be entitled to reimbursement by the Company of all reasonable documented costs and expenses incurred by the Observer in connection with its office as Observer to the Board.
(iv)    Each of the Chairman of the Board of Directors and the Secretary of the Company shall procure that the Company furnishes to the Observer notices of Board meetings and copies of the materials with respect to such meetings which are furnished to the members of the Board (including minutes of the prior quarterly Board meeting and any special meeting of the Board that may occur from time to time since the prior quarterly Board meeting, but not including committee materials which are not included in the Board packages provided to all members of the Board (irrespective of their membership on any committee)), in each case no later than, and using the same form of communication as, such notices and/or materials are furnished to the members of the Board; provided, that failure to deliver any such notice or materials to any Observer shall not impair the validity of any action taken by the Board.
(v)    Notwithstanding Sections 6.1(a)(i) and (iv), the Board may exclude the Observer from access to any Board materials or any Board meeting, or any portion of any Board meeting, to the same extent as it would exclude a similarly situated director in order to comply with applicable law or to the extent the Chairman of the Board or a majority of the members of the Board (or a majority of those present at a meeting, in the case of a meeting) determines in good faith after consultation with counsel that such exclusion is necessary or advisable to avoid an actual conflict of interest (including in the case of any dispute with a Rabobank Party or its Affiliates or any transaction between or among the Company or any of its Affiliates, on the one hand, and a Rabobank Party or any of its Affiliates, on the other hand) or to preserve attorney-client privilege.
(vi) The Rabobank Parties shall use their reasonable best efforts to cause the Observer to comply with the confidentiality provisions set forth in Section 6.4, and the Observer shall be required to comply with all laws and Company policies applicable to directors mutatis mutandis, provided, however, that nothing in this provision shall prevent the Observer from sharing information with the Rabobank Parties and their Affiliates and Representatives in accordance with Section 6.4.
(vii) The Company shall exculpate and indemnify the Observer from any and all loss, damage or claim against the Observer arising out of or relating to its position as an observer to the Board to the same extent as it exculpates and indemnifies directors, unless such loss, damage or claim is incurred by the Observer’s gross negligence or willful misconduct in the performance of its role as an observer.
(b)    The Rabobank Parties shall have the right to remove or replace the Observer upon written notice to the Board subject to the Board’s reasonable approval (which approval shall not be unreasonably withheld, delayed or conditioned) of any such replacement. The initial Observer appointed by the Rabobank Parties is Marco Roddenhof.
(c) If, at any point in time, the Rabobank Parties acquire additional shares of voting Common Stock such that they beneficially own, in the aggregate, 9.9% or more of the Company’s voting Common Stock (after receiving approval by the Federal Reserve pursuant to Section 3 of the BHC Act and in accordance with any other applicable law and Article V), then the Rabobank Parties shall have the option, subject to applicable law and prior consent of the Federal Reserve and to the extent consistent with Article V, to appoint one (1) director to the Board of Directors of the Company subject to the Board’s reasonable approval (which approval shall not be unreasonably withheld, delayed or conditioned) of any such director in lieu of the Observer rights set forth in this Section 6.1.
Financial Information; Access.
(a)    Subject to Section 6.2(c), as long as the Rabobank Parties beneficially own at least 4.9% of the Outstanding Company Equity Interests, the Company shall deliver the following to the Rabobank Parties:
(i) promptly after such materials are finalized and delivered to the Ford Shareholders, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, a copy of the audited consolidated statements of financial condition of the Company and its Subsidiaries and the audited consolidated statements of income and changes in shareholders’ equity or equivalent statements contained in the Company’s consolidated financial statements for such year;
(ii) promptly after such materials are finalized and delivered to the Ford Shareholders, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a copy of any unaudited consolidated statements of financial condition of the Company and its Subsidiaries and any related consolidated statements of income and changes in shareholders’ equity or equivalent statements contained in the Company’s consolidated financial statements for such quarter, in each case to the extent prepared in the ordinary course of business and provided to the Ford Shareholders; and

(iii)such other information, reports, data, projections, analysis and any other written or electronic materials prepared by the Company that are delivered to the Ford Funds’ limited partners; provided, however, that the Company shall not be obligated under this subsection (iii) to provide information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel or would otherwise be prohibited by applicable law.
(b)    Subject to Section 6.2(c), as long as the Rabobank Parties beneficially own, in the aggregate, at least 4.9% of the Outstanding Company Equity Interests, the Company shall permit the Rabobank Parties, at the Rabobank Parties’ expense, to visit and inspect the Company’s properties to examine its books and records (for the avoidance of doubt other than any materials that the Observer is expressly not entitled to pursuant to Section 6.1) and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times and reasonable intervals as may be requested by the Rabobank Parties; provided, however, that the Company shall not be obligated pursuant to this Section 6.2(b) to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel or would otherwise be prohibited by applicable law.
(c)    At any time during which the Company is subject to the periodic reporting requirements of the Exchange Act or voluntarily reports thereunder, the Company may satisfy its obligations pursuant to Sections 6.2(a)(i), 6.2(a)(ii), and 6.2(b) by filing with the SEC annual and quarterly reports pursuant to the requirements of the Exchange Act.
Reports Under the Exchange Act. With a view to making available to holders of Registrable Equity Interests the benefits of Rule 144 under the Securities Act (if applicable) and any other rule or regulation of the SEC that may at any time permit such holders to sell securities of the Company to the public without registration, the Company agrees to use its commercially reasonable efforts to:
(a) make and keep public information available to such holders, as those terms are understood and defined in Rule 144;
(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(c) furnish to any holder eligible to sell such Registrable Equity Interests pursuant to Rule 144, upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and (ii) such other information as is necessary under the rules and regulations of the SEC to permit such holder to sell their Company Equity Interests without registration under the Securities Act, subject to the terms of this Agreement.
Confidentiality.
(a)    From and after the date of the Shareholders Agreement, each Rabobank Party shall, and shall cause its Affiliates and Representatives to, keep confidential all Confidential Information; provided, however, that a Rabobank Party may disclose Confidential

Information (i) to such Rabobank Party’s Affiliates and to Representatives of such Rabobank Party and its Affiliates who need to know such information for the purpose of assisting such Rabobank Party in connection with monitoring its investment as a shareholder of the Company so long as such Rabobank Party causes such Affiliates and Representatives to treat the Confidential Information in a confidential manner and in accordance with the terms hereof (it being understood that the Rabobank Parties will be responsible for any breach of the terms of this Section 6.4 by any of such Affiliates or Representatives), (ii) to a Governmental Authority if required by law or legal process, or in connection with a judicial or administrative proceeding or examination (including by oral questions, interrogatories, requests for information or documents, subpoena or similar process) as provided in the succeeding sentence and (iii) to any Governmental Authority that is a banking regulator with supervisory authority over such party or its Affiliates or upon request by any other Governmental Authority with regulatory or supervisory authority over such Rabobank Party or its Affiliates. It is further expressly acknowledged that nothing herein shall limit or otherwise apply to disclosure by any Rabobank Party or its Affiliates in response to a blanket request in connection with any supervisory examination by, or communication with, any banking regulatory authority with jurisdiction over such Rabobank Party or its Affiliates, and that, notwithstanding Section 6.4(b), no Rabobank Party or its representative thereof shall have any obligation to notify the Company of any such examination or communication.
(b) Subject to the last sentence of Section 6.4(a):
(i) If a Rabobank Party or any of its Affiliates or Representatives is required to disclose any Confidential Information by law or legal process, or in connection with a judicial or administrative proceeding or examination (including by oral questions, interrogatories, requests for information or documents, subpoena or similar process), such Rabobank Party will, and will cause its Affiliates and Representatives to, to the extent legally permissible, give the Company prompt and prior written notice of such requirement.
(ii) Such Rabobank Party also agrees, to the extent legally permissible, to, and to cause its Affiliates and Representatives to, give the Company, in advance of any such disclosure, a list of any Confidential Information that such Rabobank Party or its Affiliates or Representatives intends to disclose (and, if applicable, the text of the disclosure language itself) and to cooperate with the Company (at the Company’s expense) to the extent that the Company may seek to limit such disclosure, including, if requested, taking all reasonable steps to resist or avoid any such judicial or administrative proceedings referred to above.
(iii) If and to the extent that, in the absence of a protective order, other remedy, or the receipt of a waiver from the Company after a request in writing therefor is made by such Rabobank Party (such request to be made as soon as practicable to allow the Company a reasonable amount of time to respond), such Rabobank Party or its Affiliates or Representatives are legally required, as advised by counsel, to disclose Confidential Information, such Rabobank Party will, and will cause its Affiliates and

Representatives to, limit such disclosure to that which is legally required and will use reasonable best efforts to obtain assurances that confidential treatment will be accorded to any Confidential Information that such Rabobank Party or its Affiliates or Representatives is so required to disclose.
(iv) Without limiting the foregoing, no Rabobank Party will oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded any Confidential Information.
(c) The provisions of this Section 6.4 shall be in addition to, and shall not limit in any respect, the obligations of the parties set forth in the Purchase Agreement.
(d)    For the avoidance of doubt, in the event of a breach or threatened breach of the obligations under this Section 6.4 by any Rabobank Party, its Affiliates or any Representatives of any of the foregoing, the Company, in addition to all other available remedies, shall be entitled to specific performance to enforce the provisions of this Section 6.4 in accordance with Section 7.5.
ARTICLE VII
MISCELLANEOUS
Termination. This Agreement may be terminated upon the mutual written agreement of each of the parties hereto, and shall terminate (a) with respect to the rights and obligations of the Rabobank Parties, when the Rabobank Parties no longer beneficially own any Company Equity Interests and (b) with respect to the rights and obligations of the Ford Shareholders, when the Ford Shareholders no longer beneficially own any Company Equity Interests; provided, that (i) Section 4.7, Section 6.4 and this Article VII shall survive termination of this Agreement and (ii) termination shall not relieve any party from liability for fraud or willful breach.
No Adverse Actions. The Company and the Ford Shareholders shall not make, or vote in favor of, any amendment to the Governing Documents of the Company (including any provision in the Governing Documents of the Company regarding conversion of Class B Common Stock to Class A Common Stock), or otherwise take any action with respect to the Company Equity Interests held by the Rabobank Parties, that would expressly conflict with this Agreement or would treat Company Equity Interests held by the Rabobank Parties disproportionately adversely as compared to the same or equivalent Company Equity Interests held by the Ford Shareholders (other than with respect to voting rights differences between shares of the Class A Common Stock and the Class B Common Stock).
Representative.
(a) As long as Rabobank beneficially owns any Company Equity Interests, Rabobank shall act as the representative (the “Rabobank Representative”Section 7.3(a)) for all Rabobank Parties hereunder, and each Rabobank Party acknowledges and agrees that Rabobank shall have full power, authority and discretion to take (or refrain from taking) any and all actions and execute and deliver any and all documents, including any amendments or supplements to this Agreement, as it deems necessary or desirable, in its sole discretion, and to receive all notices and other information to be delivered to the Rabobank Parties under this Agreement, in each case, on their behalf, and each Rabobank Party shall be bound by any such action taken, document executed, notice received or other determination by the Rabobank Representative. If Rabobank ceases to beneficially own any Company Equity Interests, the Rabobank Parties shall cooperate in good faith to appoint a replacement Rabobank Representative to act for all Rabobank Parties in accordance with the preceding sentence, and if no agreement can be reached, the Rabobank Party beneficially owning the greatest number of Company Equity Interests among all Rabobank Parties shall act as such Rabobank Representative for all Rabobank Parties in accordance with the preceding sentence. Any such person shall thereafter be deemed the Rabobank Representative for purposes of this Agreement. In any event, Rabobank shall cause the Rabobank Parties to perform all of their obligations under this Agreement, and shall be jointly liable for the same.
(b) Ford Financial Fund II, L.P and Ford Financial Fund III, L.P. may appoint a single representative to act as the representative (the “Ford Representative”Section 7.3(b)) for all Ford Shareholders hereunder, and each Ford Shareholder acknowledges and agrees that the Ford Representative shall have full power, authority and discretion to take (or refrain from taking) any and all actions and execute and deliver any and all documents, including any amendments or supplements to this Agreement, as it deems necessary or desirable, in its sole discretion, and to receive all notices and other information to be delivered to the Ford Shareholders under this Agreement, in each case, on their behalf, and each Ford Shareholder shall be bound by any such action taken, document executed, notice received or other determination by the Ford Representative. If no Ford Representative is designated by Ford Financial Fund II, L.P and Ford Financial Fund III, L.P., the Ford Shareholder beneficially owning the greatest number of Company Equity Interests among all Ford Shareholders shall act as such Ford Representative for all Ford Shareholders in accordance with the preceding sentence. Any such person shall thereafter be deemed the Ford Representative for purposes of this Agreement. Any liability or obligation of a Ford Shareholder or Ford Fund hereunder shall be several and not joint (or joint and several).
Further Assurances. The parties hereto shall sign such further documents, cause such meetings to be held, resolutions passed and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision hereof, or in the case of the Ford Funds, the provisions with respect to which the Ford Funds are a party.
Remedies. The parties hereto agree that if any of the provisions of this Agreement were not to be performed as required by their specific terms or were to be otherwise breached, irreparable damage will occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to an injunction or injunctions to prevent breaches, and to specific performance of the terms, of this Agreement, in addition to any other remedy at law or in equity. Each party agrees not to seek, and agrees to waive, any requirement for securing or posting of a bond in connection with a party’s seeking or obtaining any relief pursuant to this Section 7.5.
Notices. All notices or other communications hereunder to a party shall be deemed to have been duly given and made if in writing and if served by personal delivery, if delivered by registered or certified mail (return receipt requested), or by a national courier service, or by email so long as such email states it is a notice delivered pursuant to this Section 7.6, a receipt confirmation of such e-mail is requested and no “bounce-back” or similar non-transmittal reply is received:
(a) if to the Company or the Bank, to:
Mechanics Bank
1111 Civic Drive
Walnut Creek, California 94596
Attention:    Glenn Shrader
Email:    [***]
With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 W. 52nd Street
New York, New York 10019
Attention:    Jacob A. Kling
    Eric M. Feinstein
Telephone:    (212) 403-1000
Email:    JAKling@wlrk.com
    EMFeinstein@wlrk.com
(b) if to any Rabobank Party, to:
Rabobank International Holding B.V.
Croeselaan 18
3521 CB Utrecht
Attention:    Francisca Comiche

Email:    [***]

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:    Donald J. Toumey
    Stephen M. Salley
Telephone:    (212) 558-4000
Email:    toumeyd@sullcrom.com
    salleys@sullcrom.com
(c) if to the Ford Shareholders or Ford Funds, to:
Ford Financial Fund II, L.P.
Ford Financial Fund III, L.P.
6565 Hillcrest Avenue; 6th Floor
Dallas, Texas 75205
Attention:    Carl B. Webb
Email:    [***]
With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 W. 52nd Street
New York, New York 10019
Attention:    Jacob A. Kling
    Eric M. Feinstein
Telephone:    (212) 403-1000
Email:    JAKling@wlrk.com
    EMFeinstein@wlrk.com
Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns. The parties may not, directly or indirectly, transfer or assign any of their rights or delegate any of their obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the Company, the Bank and the Ford Shareholders, in the case of the Rabobank Parties, or the Rabobank Parties, in the case of the Company, the Bank, the Ford Funds and the Ford Shareholders; provided, that (a) the Rabobank Parties may assign such rights or delegate such obligations to any Permitted Transferee who is transferred such Rabobank Party’s Company Equity Interests in accordance with this Agreement, without the consent of the Company, the Bank or the Ford Shareholders, (b) the Company, the Bank, the Ford Shareholders and the Ford Funds may assign such rights or delegate such obligations to any of their respective Affiliates without the consent of the Rabobank Parties and (c) the Rabobank Parties and the Ford Shareholders may assign rights and delegate obligations pursuant to and in accordance with Section 4.9 without the consent of any other party hereto; provided that in the case of (a), (b) or

(c), such assignment or delegation shall not relieve each Rabobank Party, the Company, the Bank, Ford Shareholder or Ford Fund, as applicable, of any of its obligations hereunder; and provided, further, that this Agreement may be assigned without consent by a party hereto by operation of any consolidation or merger of such party, and no consent shall be required in the case of the Company and the Bank in connection with the Merger (as defined in the Merger Agreement) (including any change in the legal name of the Company), and no express assumption shall be required in connection therewith. Any purported direct or indirect transfer, assignment or delegation in violation of this Section 7.7 shall be void and of no force or effect.
Amendment; Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed (a) in the case of an amendment, by the Ford Shareholders, the Company, the Bank and the Rabobank Representative, or (b) in the case of a waiver, by the Rabobank Representative, if the waiver is to operate against any of the Rabobank Parties, by the Company, if the waiver is to operate against the Company or Bank, or by the Ford Shareholders, if the waiver is to operate against the Ford Shareholders. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and wholly to be performed in such state.
WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.
Venue for Resolution of Disputes. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively, in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New

York, and (a) irrevocably submits to the exclusive jurisdiction of such courts, (b) waives any objection to laying venue in any such action or proceeding in such courts and (c) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto. Each party hereto further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or that such party is not subject to personal jurisdiction in such court.
Entire Understanding; Third Party Beneficiaries. Effective as of the Effective Date, this Agreement (including the documents and the instruments referred to herein), together with the Purchase Agreement and the Transaction Documents (as defined in the Purchase Agreement) and the Merger Agreement (and the documents referred to in the Merger Agreement) constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (including the Shareholders Agreement). Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement. This Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder.
Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability, of such provision, or the application thereof, in any other jurisdiction.
Termination of Shareholders Agreement. In accordance with Section 8.1 of the Shareholders Agreement, Rabobank, the Bank, the Ford Shareholders and the Ford Funds hereby agree to terminate the Shareholders Agreement effective as of immediately prior to, and subject to, the effectiveness of this Agreement on the Effective Date; provided, that Section 5.8, 7.4 and Article VIII thereof shall not survive such termination, notwithstanding anything to the contrary therein.
Counterparts and Facsimile Signature; Effectiveness. This Agreement may be executed in two (2) or more counterparts (including by facsimile or other electronic means such as “.pdf” or “.jpg” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument, it being understood that all parties hereto need not sign the same counterpart. Following the execution of this Agreement by each of the parties hereto, this Agreement shall become effective on the Effective Date; provided, that if the Merger Agreement is terminated, this Agreement shall automatically terminate and be null and void and of no effect, and the Shareholders Agreement shall remain in full force and effect subject to the terms thereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

HOMESTREET, INC.
By: /s/ Mark Mason
Name: Mark Mason
Title: Chairman & CEO

MECHANICS BANK
By: /s/ Carl B. Webb
Name: Carl B. Webb
Title: Chairman of the Board of Directors

[Signature Page to Registration Rights Agreement]

EB ACQUISITION COMPANY LLC
By:    /s/Carl B. Webb
Name: Carl B. Webb
Title: Authorized Person
EB ACQUISITION COMPANY II LLC
                        By: /s/Carl B. Webb
                         Name: Carl B. Webb
                         Title: Authorized Person
[Signature Page to Registration Rights Agreement]

Solely with respect to Section 7.4 through Section 7.14:
FORD FINANCIAL FUND II, L.P.
By: Ford Management II, LLC
Its General Partner
    By: Ford Ultimate Management II, LLC
Its General Partner
        By: /s/ Carl B. Webb
     Name: Carl B. Webb
     Title: Managing Member
FORD FINANCIAL FUND III, L.P.
By:    Ford Management III, L.P.
Its General Partner
    By: Ford Ultimate Management II, LLC
Its General Partner
        By: /s/ Carl B. Webb
     Name: Carl B. Webb
     Title: Managing Member

[Signature Page to Registration Rights Agreement]

RABOBANK INTERNATIONAL HOLDING B.V.

By: /s/ Els Kamphof
Name: Els Kamphof
Title: Member of the Managing Board of Rabobank

By: /s/ Geert Embrechts
Name: Geert Embrechts
Title: Chief Financial Officer, Wholesale & Rural
[Signature Page to Registration Rights Agreement]

SCHEDULE 1

EXHIBIT A
FORM OF RABOBANK PARTY JOINDER AGREEMENT
The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Registration Rights Agreement, dated as of March 28, 2025 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Registration Rights Agreement”) by and among HomeStreet, Inc., a Washington corporation (the “Company”), Mechanics Bank, a California banking corporation (the “Bank”), EB Acquisition Company LLC, a Delaware limited liability company, EB Acquisition Company II LLC, a Delaware limited liability company, Rabobank International Holding B.V. (“Rabobank”), a Besloten Vennootschap Met Beperkte Aansprakelijkheid, and, solely with respect to Section 7.4 through Section 7.14 thereof, Ford Financial Fund II, L.P., a Delaware limited partnership, and Ford Financial Fund III, L.P., a Delaware limited partnership, and each person who becomes a party to the Registration Rights Agreement in accordance with the terms thereof by executing and delivering a joinder to the Registration Rights Agreement. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.
By executing and delivering this Joinder Agreement to the Registration Rights Agreement, the undersigned hereby adopts and approves the Registration Rights Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned receiving Company Equity Interests, to become a party to, and to be bound by and comply with the provisions of, the Registration Rights Agreement applicable to Rabobank, in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement. Without limiting the foregoing, the undersigned hereby acknowledges and agrees that the undersigned shall be deemed a Rabobank Party for purposes of the Registration Rights Agreement and that the Rabobank Representative shall be entitled to act on behalf of and bind the undersigned under the Registration Rights Agreement in accordance with Section 7.3(a) thereof.
Each of the undersigned and the Rabobank Party transferring Company Equity Interests to the undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Registration Rights Agreement, the undersigned is a Rabobank Permitted Transferee and is acquiring Company Equity Interests from such Rabobank Party in compliance with the Registration Rights Agreement.
Article VII of the Registration Rights Agreement is incorporated herein by reference, mutatis mutandis.
[Remainder of page intentionally left blank]

Accordingly, the undersigned have executed and delivered this Joinder Agreement as of the ___ day of ___________, ____.
TRANSFEREE
_______________________________
Name:
Notice Information
Address:
Telephone:
Facsimile:
Email:

[Signature Page to Rabobank Party Joinder Agreement]

EXHIBIT B
FORM OF FORD SHAREHOLDER JOINDER AGREEMENT
The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Registration Rights Agreement, dated as of March 28, 2025 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Registration Rights Agreement”) by and among HomeStreet, Inc., a Washington corporation (the “Company”), Mechanics Bank, a California banking corporation (the “Bank”), EB Acquisition Company LLC, a Delaware limited liability company, EB Acquisition Company II LLC, a Delaware limited liability company, Rabobank International Holding B.V. (“Rabobank”), a Besloten Vennootschap Met Beperkte Aansprakelijkheid, and, solely with respect to Section 7.4 through Section 7.14 thereof, Ford Financial Fund II, L.P., a Delaware limited partnership, and Ford Financial Fund III, L.P., a Delaware limited partnership, and each person who becomes a party to the Registration Rights Agreement in accordance with the terms thereof by executing and delivering a joinder to the Registration Rights Agreement. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.
By executing and delivering this Joinder Agreement to the Registration Rights Agreement, the undersigned hereby adopts and approves the Registration Rights Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned receiving Company Equity Interests, to become a party to, and to be bound by and comply with the provisions of, the Registration Rights Agreement applicable to the Ford Shareholders, in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement. Without limiting the foregoing, the undersigned hereby acknowledges and agrees that the undersigned shall be deemed a Ford Shareholder for purposes of the Registration Rights Agreement.
Article VII of the Registration Rights Agreement is incorporated herein by reference, mutatis mutandis.
[Remainder of page intentionally left blank]

Accordingly, the undersigned have executed and delivered this Joinder Agreement as of the ___ day of ___________, ____.
[NEW FORD SHAREHOLDER]
_______________________________
Name:
Notice Information
Address:
Telephone:
Facsimile:
Email:
[Signature Page to Ford Shareholder Joinder Agreement]

EXHIBIT C
FORM OF ARTICLES AMENDMENT